Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Agency Corp., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Form S-3 Registration Statement, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL AGENCY CORP.

Dated: April 30, 2013	/s/ Malon Wilkus
Malon Wilkus
Chair and Chief Executive Officer

Signature	Title	Date

/s/ Malon Wilkus	Director, Chair and Chief Executive Officer	April 30, 2013
Malon Wilkus	(Principal Executive Officer)

/s/ John R. Erickson	Director, Executive Vice President and Chief	April 30, 2013
John R. Erickson	Financial Officer (Principal Accounting and Financial Officer)

/s/ Robert M. Couch	Director	April 30, 2013
Robert M. Couch

/s/ Morris A. Davis	Director	April 30, 2013
Morris A. Davis

/s/ Randolph E. Dobbs	Director	April 30, 2013
Randolph E. Dobbs

/s/ Samuel A. Flax	Director	April 30, 2013
Samuel A. Flax

/s/ Larry K. Harvey	Director	April 30, 2013
Larry K. Harvey

/s/ Prue B. Larocca	Director	April 30, 2013
Prue B. Larocca

/s/ Alvin N. Puryear	Director	April 30, 2013
Alvin N. Puryear